                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 ROOM PLUS, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


         New York                                         11-2622051
----------------------------                       --------------------------
(State of incorporation or                             (I.R.S. Employer
      organization)                                    Identification No.)


     91 Michigan Avenue
    Paterson, New Jersey                                     07503
----------------------------                       --------------------------
   (Address of principal                                   (Zip Code)
     executive offices)

If this Form relates to the                      If this Form relates to the
registration of a class of                       registration of a class of
debt securities and is                           debt securities and is to
effective upon filing                            become effective simultaneously
pursuant to General                              with the effectiveness of a
Instruction A(c)(1)                              concurrent registration
please check the following                       statement under the Securities
box. / /                                         Act of 1933 pursuant to
                                                 General Instruction A(c)(2)
                                                 please check the following
                                                 box. / /

Securities to be registered pursuant to Section 12(b) of the Act:

                                                     Name of each Exchange on
     Title of each class to                          which each class is to be
     be so registered                                registered
     -----------------------                        ---------------------------
     Common Stock, par value                         Boston Stock Exchange
       $0.00133 per share

     Redeemable Common Stock                         Boston Stock Exchange
       Purchase Warrants

       Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, par value $0.00133 per share

                    Redeemable Common Stock Purchase Warrants

Item 1: Description of Registrant's Securities to be Registered.


         The Securities to be registered hereunder are common stock, par value $0.00133 per share (the "Common Stock") and redeemable Common Stock purchase warrants (the "Warrants"), of Room Plus, Inc. (the "Company"). A description of the Common Stock and the Warrants is set forth under the caption "Description of Securities" commencing on page 35 of Amendment No. 3 of the Company's Registration Statement on Form SB-2 (file no. 333-10483) (the "Securities Act Registration Statement"), relating to the proposed offering and sale of up to 1,100,000 shares of Common Stock and 2,200,000 Warrants that was filed with the Securities and Exchange Commission on October 18, 1996.


Item 2: Exhibits.


         The following exhibits are filed as a part of this Registration Statement and are incorporated by reference to the exhibits in the Securities Act Registration Statement:


     Exhibit No.                                Description
     -----------                                -----------

         1 Amendment No. 3 to the Company's Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission on October 18, 1996.

         2 Certificate of Incorporation of the Company, as amended.

         3                 Restated and Amended By-Laws of the Company.

         4                 Form of Warrant issued by the Company to Allan J.
                           Socher, Theodore Shapiro, Marc I. Zucker and Kirlin Securities, Inc.

         5                 Form of Warrant issued by the Company to Mark Rubin.

         6 Form of Representative's Warrant Agreement between the Company and The Thornwater Company, L.P., as Representative of the Underwriters, with form of warrant attached.

         7 Form of Warrant Agreement between the Company and American Stock Transfer & Trust Company, with form of warrant attached.

                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                    ROOM PLUS, INC.



                                    By:  /s/ Marc Zucker
                                         --------------------------------
                                             Marc Zucker
                                             Chairman and Chief Executive
                                             Officer


Dated: October 22, 1996

                                INDEX TO EXHIBITS


                                                                                     Sequentially
                                                                                       Numbered
Exhibit No.                          Description                                         Page
-----------                          -----------                                     ------------
   1                 Amendment No. 3 to the Company's
                     Registration Statement on Form
                     SB-2 as filed with the Securities
                     and Exchange Commission on
                     October 18, 1996.

   2                 Certificate of Incorporation of the                      Incorporated by reference to
                     Company, as amended.                                     Exhibit 3.1 of the Securities Act
                                                                              Registration Statement

   3                 Restated and Amended By-Laws of the                      Incorporated by reference to
                     Company.                                                 Exhibit 3.2 of the Securities Act
                                                                              Registration Statement

   4                 Form of Warrant issued by the Company to                 Incorporated by reference to
                     Allan J. Socher, Theodore Shapiro,                       Exhibit 4.3 of the Securities Act
                     Marc I. Zucker and Kirlin Securities, Inc.               Registration Statement

   5                 Form of Warrant issued by the Company to                 Incorporated by reference to
                     Mark Rubin.                                              Exhibit 4.4 of the Securities Act
                                                                              Registration Statement

   6                 Form of Representative's Warrant                         Incorporated by reference to
                     Agreement between the Company and                        Exhibit 4.1 of the Securities Act
                     The Thornwater Company, L.P., as                         Registration Statement
                     Representative of the Underwriters,
                     with form of warrant attached.

   7                 Form of Warrant Agreement between                        Incorporated by reference to
                     the Company and American Stock                           Exhibit 4.2 of the Securities Act
                     Transfer & Trust Company, with                           Registration Statement
                     form of warrant attached.



                                        5

